                                                                    Exhibit 21.1

As at December 31, 2003 the subsidiaries of Dunlop Standard Aerospace Holdings plc were as follows:

NAME                                                                    COUNTRY OF                          PERCENTAGE OF
                                                                      INCORPORATION/                          OWNERSHIP
                                                                       REGISTRATION

INTERMEDIATE HOLDING AND MANAGEMENT SERVICES COMPANIES
Dunlop Standard Aerospace (UK) Limited                            England & Wales                                100%
Dunlop Standard Aerospace Overseas Investments Limited            England & Wales                                100%
Dunlop Limited                                                    England & Wales                                100%
Dunlop Holdings Limited                                           England & Wales                                100%
Dunlop Standard Aerospace Overseas Limited                        England & Wales                                100%
Dunlop Standard Aerospace (US) Inc.                               United States of America                       100%
Dunlop Standard Aerospace (US) Legal, Inc.                        United States of America                       100%
Dunlop Standard Aerospace (Nederland) BV                          Netherlands                                    100%
Dunlop Standard Aerospace Trustee Limited                         England & Wales                                100%

DESIGN AND MANUFACTURING
Dunlop Aerospace Limited                                          England & Wales                                100%
Dunlop Aviation North America Inc.                                United States of America                       100%
Stewart Warner South Wind Corporation                             United States of America                       100%
Dunlop Aviation Canada Inc.                                       Canada                                         100%
Dunlop Aviation (SE Asia) Pte Limited                             Singapore                                      100%
Dunlop Aviation Services S.A.                                     Belgium                                        100%

ENGINE REPAIR AND OVERHAUL
Standard Aero, Inc.                                               United States of America                       100%
Standard Aero (San Antonio) Inc.                                  United States of America                       100%
Standard Aero (Alliance) Inc.                                     United States of America                       100%
Standard Aero de Mexico S.A. de C.V.                              Mexico                                         100%
Standard Aero Limited                                             Canada                                         100%
Standard Aero (Australia) Pty Limited                             Australia                                      100%
Standard Aerospace BV                                             Netherlands                                    100%
Standard Aero BV                                                  Netherlands                                    100%
Standard Aero (Asia) Pte Limited                                  Singapore                                      100%
Dunlop Aerospace Parts Inc.                                       United States of America                       100%

DORMANT
Serck Aviation Limited                                            England & Wales                                100%
Standard Aero International Pty Limited                           Australia                                      100%
Not FM Canada Inc                                                 Canada                                         100%